UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

Monster Worldwide, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications  pursuant to Rule 425 under the Securities Act

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐ Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 3.01                                         NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 14, 2006, Monster Worldwide, Inc. (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market, stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not filed its Quarterly Report on Form 10-Q for the period ended June 30, 2006 in a timely manner.  Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.  The Company issued a press release on August 14, 2006 disclosing its receipt of this Nasdaq Staff Determination notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Nasdaq Staff Determination notice indicated that the Company’s securities will be delisted from the Nasdaq Stock Market unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel. Accordingly, Monster Worldwide, Inc. will request a hearing before a hearing panel to review the Nasdaq Staff Determination notice. A timely request for a hearing will stay the delisting pending the hearing and a decision by the hearing panel. Until the Panel issues a determination and the expiration of any exception granted by the Panel, the Company’s common stock will continue to be traded on the Nasdaq National Market.

In June 2006, the Company announced that a committee of independent directors of the Board of Directors (the “special committee”) is conducting an internal review of its historical stock option practices and related accounting treatment. The special committee is being assisted by independent legal counsel and outside accounting experts. The Company intends to file its Form 10-Q for the period ended June 30, 2006 as soon as practicable after completion of the special committee’s review.

A copy of the press release relating thereto is filed herewith as Exhibit 99.1.

ITEM 9.01.                                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

99.1	Press release issued on August 14, 2006 by Monster Worldwide, Inc.

(All other items on this report are inapplicable.)

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By:	/s/ CHARLES BAKER
Charles Baker
Chief Financial Officer

Dated:  August 14, 2006